UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street,

Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 4, 2014, NB&T Financial Group, Inc. (“NB&T Financial”) and Peoples Bancorp Inc. (“Peoples”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which NB&T Financial will merge into Peoples. Immediately following the merger of NB&T Financial into Peoples, The National Bank and Trust Company, a national bank wholly owned by NB&T Financial (“NBTC”), will be merged into Peoples Bank, National Association, a national bank wholly owned by Peoples (“Peoples Bank”), with Peoples Bank as the surviving institution.

Under the terms of the Merger Agreement, NB&T Financial shareholders will be entitled to receive for each share of NB&T Financial common stock 0.9319 shares of Peoples common stock and $7.75 in cash, subject to the right of NB&T Financial to terminate the Merger Agreement if the market price of Peoples common shares falls in excess of a designated percentage and Peoples does not elect to increase the number of its shares to be issued in exchange for the NB&T Financial common stock. Outstanding stock options will be cashed out. The receipt of Peoples common shares by NB&T Financial shareholders is expected to qualify as a tax-free exchange.

Peoples is expected to pay approximately $29.5 million in cash and issue approximately 3,196,007 common shares of Peoples. As of August 1, 2014, NB&T Financial had 3,429,560 shares of common stock outstanding, and Peoples had 10,926,436 common shares outstanding.

The Merger Agreement contains customary representations, warranties and covenants of each party. Subject to certain terms and conditions, the Merger Agreement provides that the board of directors of NB&T Financial will recommend the adoption of the Merger Agreement by the shareholders of NB&T Financial. The directors of NB&T Financial have agreed to vote their shares in favor of the adoption of the Merger Agreement. NB&T Financial has agreed not to solicit acquisition proposals relating to alternative acquisition transactions but may, under certain circumstances, accept an unsolicited proposal and terminate the Merger Agreement, as a result of which it would be required to pay a termination fee to Peoples. The Merger Agreement provides other circumstances under which each party may terminate the Merger Agreement.

The transaction is expected to close in the fourth quarter of 2014 or the first quarter of 2015, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of each of NB&T Financial and Peoples.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirely by reference to the full text of the Merger Agreement, which is filed as Exhibit 2 hereto and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about NB&T Financial, Peoples or their respective subsidiaries and affiliates. The covenants, representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and, in the case of representations and warranties as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by or subject to certain disclosures and exceptions not reflected in the Merger Agreement and generally were for the benefit of the parties to that agreement. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of NB&T Financial, Peoples or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by NB&T Financial or Peoples.

On August 4, 2014, NB&T Financial and Peoples issued a joint press release announcing the execution of the Merger Agreement, and that press release is attached hereto as Exhibit 99.

Additional Information for Shareholders

NB&T Financial and Peoples and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NB&T Financial in connection with the proposed merger. Information about the directors and executive officers of NB&T Financial is set forth in the proxy statement for NB&T Financial’s 2014 annual meeting of shareholders, as filed with the Securities and Exchange Commission (the “SEC”) on a Schedule 14A on March 19, 2014. Information about the directors and executive officers of Peoples is set forth in the proxy statement for Peoples’ 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about NB&T Financial and Peoples, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from NB&T Financial by accessing NB&T Financial’s website at http://www.nbtdirect.com/ under the link “About Us” and then under the link “Investor Relations” or from NB&T Financial by calling Craig Fortin at 937-283-3002, and from Peoples by directing a request to Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750, Attention: Investor Relations.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

2	Agreement and Plan of Merger, dated August 4, 2014

99	Joint Press Release regarding Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Name:	Craig F. Fortin
Title:	SVP & Chief Financial Officer

Date: August 4, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

2	Agreement and Plan of Merger, dated August 4, 2014

99	Joint Press Release regarding Merger Agreement